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                                                                 EXHIBIT (e)(10)

                    ADDENDUM NO. 9 TO DISTRIBUTION AGREEMENT


                  This Addendum, dated as of February 12, 1999, is entered into between THE ARCH FUND, INC. (the "Fund"), a Maryland corporation, and BISYS FUND SERVICES ("BISYS"), an Ohio limited partnership formerly known as The Winsbury Company Limited Partnership.

                  WHEREAS, the Fund and BISYS have entered into a Distribution Agreement dated as of October 1, 1993 as amended March 15, 1994, March 1, 1995, July 10, 1995, September 29, 1995, November 15, 1996, February 14, 1997,
November 21, 1997 and November 2, 1998(the "Distribution Agreement"), pursuant to which the Fund appointed BISYS to act as Distributor for the Fund's ARCH Money Market, Treasury Money Market, Growth & Income Equity, Small Cap Equity (formerly Emerging Growth), Government & Corporate Bond, U.S. Government Securities, Balanced, International Equity, Short-Intermediate Municipal, Tax-Exempt Money Market, Missouri Tax-Exempt Bond, Kansas Tax-Exempt Bond, Equity Income, National Municipal Bond, Intermediate Corporate Bond (formerly Short-Intermediate Corporate Bond), Equity Index, Bond Index, Growth Equity,and Small Cap Equity Index Portfolios;

                  WHEREAS, Section 9 of the Distribution Agreement provides that no provision of the Agreement may be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought; and

                  WHEREAS, the Fund has notified BISYS that it has established a new portfolio, namely, the Conning Money Market Portfolio (the "New Portfolio"), and that it desires to retain BISYS to act as the Distributor therefor, and BISYS has notified the Fund that it is willing to serve as Distributor for the New Portfolios.

                  NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. APPOINTMENT. The Fund hereby appoints BISYS to act as Distributor to the Fund for the New Portfolio for the period and on the terms set forth in the Distribution Agreement. BISYS hereby accepts such appointment and agrees to render the services set forth in the Distribution Agreement.

                  2. TERMS. From and after the date hereof, the term "Portfolios" as used in the Distribution Agreement shall be deemed to include the New Portfolio. Capitalized terms used

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herein and not otherwise defined shall  have the meanings ascribed to them in the Distribution Agreement.

                  3. APPENDIX A. Appendix A to the Distribution Agreement is hereby supplemented to read as set forth in Appendix A attached hereto.

                  4. MISCELLANEOUS. Except to the extent supplemented hereby, the Distribution Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as supplemented hereby.

                  IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.


                                          THE ARCH FUND, INC.



                                          By:  /s/ Jerry V. Woodham
                                             --------------------------
                                              Jerry V. Woodham
                                              President



                                          BISYS FUND SERVICES



                                          By:  /s/ J. David Huber
                                             --------------------------
                                              J. David Huber
                                              President

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                                   APPENDIX A
                                     to the
                             DISTRIBUTION AGREEMENT

                                     between

                               THE ARCH FUND, INC.

                                       and

                               BISYS FUND SERVICES
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Money Market Portfolio (Trust shares, Trust II shares, Investor A shares,
Institutional shares and Investor B shares)

Treasury Money Market Portfolio (Trust shares, Trust II Shares, Investor A shares and Institutional shares)

Growth & Income Equity Portfolio (Trust shares, Investor A shares, Institutional shares and Investor B shares)

Small Cap Equity Portfolio (Trust shares, Investor A shares, Institutional shares and Investor B shares)

Government & Corporate Bond Portfolio (Trust shares, Investor A shares, Institutional shares and Investor B shares)

U.S. Government Securities Portfolio (Trust shares, Investor A shares, Institutional shares and Investor B shares)

Balanced Portfolio (Trust shares, Investor A shares, Institutional shares and Investor B shares)

International Equity Portfolio (Trust shares, Investor A shares, Institutional shares and Investor B shares)

Short-Intermediate Municipal Portfolio (Trust Shares and Investor A shares)

Tax-Exempt Money Market Portfolio (Trust shares, Trust II Shares and Investor A shares)

Missouri Tax-Exempt Bond Portfolio (Trust shares, Investor A shares and Investor B shares)

Kansas Tax-Exempt Bond Portfolio (Trust shares, Investor A shares and Investor B shares)

Equity Income Portfolio (Trust shares, Investor A shares, Institutional shares and Investor B shares)

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National Municipal Bond Portfolio (Trust shares, Investor A shares and Investor
B shares)

Intermediate Corporate Bond Portfolio (Trust shares, Investor A shares and Institutional shares)

Equity Index Portfolio (Trust shares, Investor A shares and Institutional shares)

Bond Index Portfolio (Trust shares, Investor A shares and Institutional shares)

Small Cap Equity Index Portfolio (Trust shares, Investor A shares and Institutional shares)

Growth Equity Portfolio (Trust shares, Investor A shares, Institutional shares and Investor B shares)

Conning Money Market Portfolio (shares)



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